Exhibit 10(z)(z)

1985 Stock Option Plan
Four Year Grant

COMPAQ COMPUTER CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

                THIS AGREEMENT, made this ____ day of ____________, 19__, in Houston, Texas between COMPAQ COMPUTER CORPORATION, a Delaware corporation (hereinafter called the “Company”), and ________________________________ (hereinafter called “Optionee”):

R E C I T A L S:

                The Company has adopted the Compaq Computer Corporation 1985 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.

                The Company has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to Optionee pursuant to the Plan and the terms set forth herein as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service;

                NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                1.  Grant of the Option.  The Company hereby grants to Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _______ shares of the presently authorized but unissued Common Stock of the Company (hereinafter called the “Stock”).  The purchase price of the Stock subject to this Option shall be $_______ per share, which price is not less than the per share fair market value of such Stock as of the date hereof.

                2.  Exercise of Option.

                                (a)  Providing the conditions of subparagraphs (b), (c), (d), and (e) of this paragraph 2 have been satisfied, Optionee may exercise this Option to purchase a number of shares of Stock which shall not exceed the difference between A and B, where

                                                                A =  the product of the number of shares subject to this Option multiplied by a fraction, the numerator of which is the number of whole months which have elapsed since Optionee’s date of this Agreement (not to exceed 48) and the denominator of which is 48.

                                                                B =  the number of shares of Stock previously acquired by Optionee’s partial exercise of this Option.

                                (b)  This Option may be exercised in whole or in part at any time during the period beginning on the date of this Agreement first written above and ending ten years from the date of this Agreement first above written, provided that Optionee may not exercise this option more often than twice during any calendar year.  The Option is not transferable or assignable by the Optionee other than by will or the laws of descent and distribution.  During the Optionee’s lifetime, this Option shall be exercisable only by the Optionee.

                                (c)  Options may be exercised in whole or in part with respect to whole shares only within the period permitted for exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office and payment in full to the Company at its principal office in the amount of the option price for the number of shares of the Common Stock with respect to which the Option is then being exercised.  The payment of the option price shall be made in cash or by certified check, bank draft, or postal or express money order payable to the order of the Company, or, with the consent of the Board (or the Committee, if established by the Board), in whole or in part in Common Stock valued at Fair Market Value which is owned by the Optionee.

                                (d)  This Option may not be exercised prior to the registration of the Stock with the Securities and Exchange Commission and any applicable state agencies.  However, this condition may be waived by the Board (or Committee, if any) if it determines that such registration is not necessary in order to legally issue shares of Stock to Optionee.

                                (e)  Upon the Company’s determination that the Option has been validly exercised as to any of the Stock, the Secretary of the Company shall issue certificates in the Optionee’s name for the number of shares set forth in his written notice.  However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

                3.  Employment of Optionee.  Subject to the terms of any employment contract to the contrary, the Company shall have the right to terminate or change the terms of employment of Optionee at any time and for any reason whatsoever.

                4.  Notices.  Any notice required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company in Houston, Texas, and any notice to be given to Optionee shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

                5.  Disputes.  As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board (or Committee, if any) in its sole discretion and judgment, and that any such determination and any interpretation by the Board (or Committee, if any) of the terms of this Option shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

                6.  Legend on Certificates.  The certificates representing the shares of Stock purchased by exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

                7.  Option Subject to Plan.  This Option is subject to the Plan.  The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  All definitions of words and terms contained in the Plan shall be applicable to this Option.

                8.  Miscellaneous.

                                (a)  All decisions of the Board (or Committee, if any) upon any questions arising under the Plan or under this Option Agreement shall be conclusive.

                                (b)  Nothing herein contained shall affect Optionee’s right to participate in and receive benefits from and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company.

                                (c)  Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

                                (d)  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

                                (e)  The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Delaware.

                IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by its President or any Vice President, attested to by any Vice President, and Optionee has hereunto set his hand as of the date and place first above written, which date is the date of grant of this Option.

COMPAQ COMPUTER CORPORATION

By

(Printed Name)

President
(Title)

“COMPANY”

ATTEST:

(Printed Name)

“OPTIONEE”

Address: